Exhibit10.2
TATTOOED CHEF, INC.
RESTRICTED STOCK AWARD TERMINATION AGREEMENT
    This RESTRICTED STOCK AWARD TERMINATION AGREEMENT (this “Agreement”), is entered into as of August 8, 2023, by and between Tattooed Chef, Inc., a Delaware corporation (the “Company”), and Stephanie Dieckmann (the “Grantee”).

    WHEREAS, the Company and the Grantee previously entered into that certain Restricted Stock Award Agreement, dated as of August 10, 2022 (the “Award Agreement”), pursuant to which the Company issued to the Grantee a Restricted Stock Award consisting of, in the aggregate, 340,000 Common Shares of the Company (the “Restricted Stock”), on the terms and conditions and subject to the restrictions set forth in the Award Agreement and the Tattooed Chef, Inc. 2020 Incentive Award Plan.

    WHEREAS, as of the date hereof, 113,334 shares of the Restricted Stock are vested (the “Vested Restricted Stock”).

    WHEREAS, as of the date hereof, 226,666 shares of the Restricted Stock are unvested (the “Unvested Restricted Stock”), and the Company and the Grantee have agreed for various reasons that the Grantee should no longer have the right to obtain the Unvested Restricted Stock.

    WHEREAS, effective immediately, the Company and the Grantee desire to terminate the Award Agreement on the terms set forth herein.

    WHEREAS, capitalized terms that are used but not defined herein have the meaning ascribed to them in the Award Agreement.

    NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:
1.Termination. Effective immediately, the Award Agreement is hereby terminated, shall be of no further force and effect, and neither the Company nor the Grantee shall have any further rights, obligations or liabilities whatsoever under the Award Agreement. The Company and the Grantee shall take any other action that may be necessary to cancel the Award Agreement, and the Unvested Restricted Stock thereunder, in each case effective as of the date hereof. The Grantee represents and warrants to the Company that the Grantee has not transferred, assigned or otherwise disposed of any part of or interest in the Award Agreement or the Unvested Restricted Stock.
2.Company Instructions to Transfer Agent. Promptly following the execution of this Agreement, the Company shall instruct its transfer agent to (a) cancel each book entry registration in the records of the transfer agent evidencing the Unvested Restricted Stock and (b) make all necessary book entry adjustments to show the Vested Restricted Stock as fully vested and subject to no further vesting conditions in the records of the transfer agent.
3.Release. The Grantee, on behalf of herself and each of her executors, trustees, affiliates, heirs, successors and assigns (collectively, the “Releasors”) hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, and its past, current and future officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (collectively, the “Releasees”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities and expenses (including attorneys’ fees and costs), of every kind and nature, both at law and in equity, that any Releasor now has, has ever had, or may hereafter have against the respective Releasees for any right, including any right to any equity in the Company, arising out of the Award Agreement.
4.Miscellaneous. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. This Agreement may be executed in one or more counterparts and may not be changed except in a writing signed by the party against whose interest such change shall operate. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the principles of conflicts of law thereof.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

COMPANY:

Tattooed Chef, Inc.

By: /s/Edward J. Bidanset
Name: Edward J. Bidanset
Title: Chief Restructuring Officer

GRANTEE:

By: /s/ Stephanie Dieckmann
Name: Stephanie Dieckmann

Signature Page to Restricted Stock Award Termination Agreement